Exhibit 23.2

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 - 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Triangle Petroleum Corporation

We consent to the use of our report dated April 13, 2011, with respect to the consolidated balance sheet of Triangle Petroleum Corporation and its subsidiaries as of January 31, 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year ended January 31, 2011, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Chartered Accountants

Calgary, Canada

December 18, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP

.